Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 1-8344) pertaining to the Savings and Retirement Plan of Limited Brands, Inc. of our report dated June 18, 2004, with respect to the financial statements and schedule of the Limited Brands, Inc. Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Columbus, Ohio

June 28, 2004

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